                                                                    EXHIBIT 10.3

                     [U.S. NET SOLUTIONS, INC. LETTERHEAD]



      SERVICE AGREEMENT FOR U.S. NET SOLUTIONS SUPERSITE HOSTING SERVICES


CLIENT INFORMATION
Company Name: Interactive Telesis                Order Contact - Name: David Webb
Service Address 1:  5754 Pacific Center Blvd.    Order Contact - Title: I/S Director
Service Address 2:  Suite 202                    Order Contact - Phone: 760-632-1700
City/State/ZIP: San Diego, CA 92121              Order Contact - Fax: 760-632-1790


BILLING INFORMATION
Company Name: Interactive Telesis                Billing Contact - Name: David Webb
Service Address 1:  535 Encinitas Blvd.          Billing Contact - Title: I/S Director
Service Address 2:  Suite 116                    Billing Contact - Phone: 760-632-1700
City/State/ZIP: Encinitas, CA 92024              Tax Exempt? [ ] YES   [X] NO

SERVICE FEE STRUCTURE

SUPERSITE SERVICE PRICING INCLUDES FOUR KEY ELEMENTS. THESE ELEMENTS CAN BE COMBINED AS REQUIRED TO BUILD THE CLIENT'S CUSTOMIZED SERVER CONFIGURATION:

R:  Rack Space

PRICING SCHEDULE
-------------------------------------------------------------------------------
COMPONENT               LIST            COMMENTS
-------------------------------------------------------------------------------
R                       $500/mo         Full rack, including mountings.
-------------------------------------------------------------------------------
Installation Fees:
1. Electrical Installation $1,248.00
-------------------------------------------------------------------------------

CHARGES/TERM/PAYMENT SUMMARY
-------------------------------------------------------------------------------
CHARGES:
-------------------------------------------------------------------------------
1. Installation Fee     $1,248.00       ** Client is responsible for content
                                        installation and management.
2. Monthly Service Fee  $2,000.00

MONTHLY TOTAL           $2,000.00
-------------------------------------------------------------------------------


U.S. Net Solutions, Inc.          Page 1 Of 16        Super Site Hosting Service

MINIMUM COMMITMENT:

[X] One (1) Year
[ ] Two (2) Years
[ ] Three (3) Years
[ ] Other (approval required)_____________

Voluntary termination requires:
[X] Sixty (60) days
or greater term [ ] ___ days advance notice (via certified or registered mail).

FORM OF PAYMENT:

I authorize U.S. Net Solutions to charge my Visa / Master Card /account for those charges for U.S. Net service that I may accrue from month to month. This authorization is valid until revoked in writing.

[ ] Purchase Order Number ___________
(please include PO with check for installation and return with this form)

[ ] Credit Card - please provide the following information

     [ ] VISA       [ ] Master Card

Name as it appears on card:__________________________________

Card Number: __________________________ Exp. Date:___________

Authorized Signature: _______________________ Date: _________





U.S. Net Solutions, Inc.          Page 2 Of 16        Super Site Hosting Service

OTHER COMMENTS        Account Executive Name / Identifier:

Bandwidth Requirements:  384 Kbps

Hardware Requirements: (Type, Model, Number of machines, Client provided):

CUSTOMER TO PROVIDE ALL SERVER HARDWARE.

Non-Standard Maintenance and Monitoring Requirements:

U.S. NET SOLUTIONS WILL PING ONE SERVER TO ASSURE THAT IT IS VISIBLE TO THE WORLD WIDE WEB, IF NOT, U.S. NET SOLUTIONS WILL NOTIFY CUSTOMER IN A TIMELY MANNER THAT SERVER IS NOT REPLYING TO THE PING. CLIENT WILL PAY U.S. NET SOLUTIONS THE AMOUNT OF $150 PER HOUR, ONE-HOUR MINIMUM, IF U.S. NET SOLUTIONS PERFORMS ANY OTHER TYPE OF MAINTENANCE/MONITORING FOR THE CLIENT. U.S. NET SOLUTIONS WILL NOT PERFORM ANY TYPE OF MAINTENANCE THAT REQUIRES U.S. NET SOLUTIONS PERSONNEL TO OPEN A SERVER.

"OTHER TYPE OF MAINTENANCE/MONITORING" INCLUDES BUT IS NOT LIMITED TO:
o Pushing a button
o Switching a toggle
o Setting a dip switch
o Power cycling (turning off and on) equipment
o Securing cabling to connections
o Observing, describing or reporting on indicator lights or display information on machines or consoles
o Basic observation and reporting on local environment in U.S. Net Solutions premises

Non-Standard Software Installation Requirements:

CLIENT IS PROVIDING ALL HARDWARE, SOFTWARE AND LICENSING. ANY INSTALLATIONS OF ADDITIONAL SOFTWARE AND/OR HARDWARE PERFORMED BY U.S. NET SOLUTIONS PERSONNEL WILL RESULT IN ADDITIONAL COST TO CLIENT ($250 PER HOUR, ONE-HOUR MINIMUM).

Rack Space Requirements:
4 RACKS IN SAN DIEGO FACILITY.

AUTHORIZATIONS

Please read attached Terms & Conditions. Sign below to indicate acceptance of Order and Terms & Conditions.

CLIENT
Signature: /s/ DONALD E. CAMERON
          --------------------------
Print Name: Donald E. Cameron
           -------------------------
Print Title: CEO
            ------------------------
Date: 2-22-99
     -------------------------------

U.S. NET SOLUTIONS, INC.
Signature:
          --------------------------
Print Name:
           -------------------------
Print Title:
            ------------------------
Date:
     -------------------------------


U.S. Net Solutions, Inc.          Page 3 Of 16        Super Site Hosting Service

                 TERMS AND CONDITIONS SUPERSITE HOSTING SERVICE

These terms and conditions apply to all services involving the provision to Client of collocated web services, which include a Provider or Client owned server or other equipment that is to be collocated on Providers premises and which may include use of third party software, hardware or other third party services.

1. Payment and Installation. Any applicable non-recurring charges specified in this Agreement, including deposits or advance payments, are due on sign up. Monthly or quarterly service fees and collocation charges, together with applicable taxes or charges (which will be stated separately on the invoice), are due 30 days from date of invoice. Credit card payments will be assessed monthly or quarterly. Late payments will be assessed a late charge of the lesser of 1-1/2% per month or the maximum amount permitted by applicable law. Provider will make reasonable efforts to install the Web Services by the estimated service date specified in this Agreement but shall have no liability to Client in event of delays, provided that Client may terminate its order if Collocated Web Services are not installed within 30 days of the estimated service date and Client has not caused or contributed to such delay. Term and billing will commence when Client receives password and login information enabling Client to use the Collocated Web Services.

2. Collocation Space. The collocation space (the Space) which is in premises leased by Provider is described on Exhibit A. Provider agrees to allow Client to place certain equipment (the "Equipment) as defined in Exhibit A, subject and subordinate to the terms and provisions of the applicable lease or leases (the Lease) between Provider or its affiliates and the landlord or landlords of the Space. The Equipment shall be approved by Provider prior to installation in the Space and shall not exceed the standard dimensions identified in the service fee structure. Client hereby accepts the Space in its as is condition and acknowledges that US Net Solutions has no obligation to make alterations, improvements, additions, decorations or changes within the leased premises, Space or any part thereof. In connection with the provision of the Space, Provider shall provide to Client the installation services, remote hand services and other space services set forth on Exhibit A hereto.

3. Term. At the expiration of the initial term stated on this Agreement or any renewal term, unless either party has theretofore notified the other in writing of its intention not to renew, this Agreement shall be deemed to have been renewed for an additional term equal to the lesser of (i) the initial term stated on this Agreement, or (ii) the longest renewal term permitted by applicable law, provided, however, that this Agreement shall expire no later than the date on which the Lease expires or is terminated, and provided further that it is understood that Provider shall have no obligation to renew, extend or keep in effect the Lease.

4. Internet Network. The Collocated Web Services offer Client access to the international Internet network (the Network) which encompasses the facilities of many other providers. In addition, Provider may elect to provide access to the Network entirely or partly by resale of services of other providers. The Collocated Web Services provided hereunder are subject to all applicable tariffs, rules, regulations, use policies and other terms and conditions of such other providers.

5 . Rates. Provider agrees to provide the Collocated Web Services at the rates set forth in this Service Agreement, provided that by 60 days prior written notice to Client, Provider may elect to change its rates after the expiration of the initial term set forth on this Agreement. If such change in rates is an


U.S. Net Solutions, Inc.          Page 4 Of 16        Super Site Hosting Service
increase, Client may elect to terminate this Agreement by at least 30 days prior written notice to Provider. In addition to all other charges, Client shall pay for any electric or other utility charges attributable to the Equipment or Clients use of the Space.

6. Content and Use. See Acceptable Use Policy, Appendix A.

7. Equipment. All right, title and interest in all facilities and associated equipment provided by either party shall at all times remain exclusively with such party. Neither party shall create any liens or encumbrances with respect to such facilities or equipment of the other party. Upon termination of Collocated Web Services, Client shall as promptly as possible and in any event within 60 days of termination, release to Provider all IP addresses provided by Provider in connection with the Collocated Web Services. Upon termination of this Agreement, Client shall leave the Space in as good condition (except for normal wear and tear) as it was at the commencement of this Agreement, and shall remove its Equipment and other property from the Space. Upon sixty (60) days' prior written notice or, in the event of an emergency, with as much notice as may be feasible, Provider may require Client at Clients expense to relocate the Equipment within the leased premises, provided, however, that the site of relocation shall afford comparable environmental conditions for the Equipment and comparable accessibility to the Equipment. Provider shall use reasonable efforts to maintain the Collocated Web Services in accordance with applicable performance standards therefor and to obtain and keep in effect all rights of way required to provide the Collocated Web Services. Provider shall have no responsibility for the hardware maintenance and repair of, or any liability of any kind with respect to, facilities and equipment which it does not furnish, and may assess Client its standard charge for any false call outs.

8. Governmental Authorizations. Provider shall use reasonable efforts to obtain and keep in effect all necessary governmental authorizations necessary to provide the Collocated Web Services, and Provider may take all such actions as may reasonably be required to maintain the Collocated Web Services in conformity with governmental requirements.

9. Termination and Remedies. In the event Client shall fail to pay any amount under this Agreement when due or violates any other provisions of this Agreement including obligations relating to content and use, Provider may terminate the Collocated Web Services hereunder without prior notice to Client and pursue any and all other remedies provided for hereunder or at law or equity.

10. Limitations on Liability. Except for the credit allowances provided for in
Section 13, Provider shall have absolutely no liability of any kind whatsoever to Client in connection with the Collocated Web Services, the Space or the Network or the other matters covered by this Agreement. Without limitation, Provider shall have no such liability with respect to any interruption or degradation of the Collocated Web Services or the Network, any electrical or other outages or lack of access with respect to the Space or the Equipment, any use or content with respect to Client or any other user of the Network, force major events, or any direct, special, punitive or exemplary damages of any kind.

11. Indemnification Client hereby agrees to indemnify and hold harmless Provider against any and all liabilities, costs, expenses and claims relating to (i) Clients unlawful or improper use of the Collocated Web Services, the Space or leased premises or the Network, (ii) Clients failure to comply with the terms and provisions of this Agreement, or (iii) property damage or personal injury claims


U.S. Net Solutions, Inc.          Page 5 Of 16        Super Site Hosting Service
caused by Clients acts or omissions or arising from its operation of its Equipment or its use of the Space or the leased premises.

12. Credit Allowances. A credit allowance will be given when Collocated Web Service is interrupted, except as specified below. An interruption period begins when Client reports an interruption in Web Service to Providers Network Operations Center. Due to inherent design traits of the Network, and the involvement of multiple providers in providing end-to-end connectivity, Provider will not offer credits with respect to any interruptions or degradations of access to the Network unless caused by access facilities specifically provided or resold by Provider.

     b)  INTERRUPTIONS OF 24 HOURS OR LESS
         ----------------------------------
         INTERRUPTION LENGTH                 CREDIT        INTERRUPTION LENGTH           CREDIT
         -------------------                 ------        --------------------          ------
     Less than 4 hr.                         None          4 hr. - 7 hr. 59 min.         1/3 day
     8 hr. - 11 hr. 59 min.                  1/2 day       12 hr. - 15 hr. 59 min.       2/3 day
     16 hr. - 24 hr.                         One day

     c. INTERRUPTIONS OVER 24 HOURS - Interruptions over 24 hours will be credited 1/6 day for each 4-hour period or fraction thereof. No more than one full day's credit will be allowed for any period of 24 hours.

13. Data. Provider disclaims all responsibility for any encrypted data transmitted through the Collocated Web Services, and Client expressly acknowledges that such data may not be secure. Client also acknowledges that Provider does not monitor or control the data residing in Web servers.

14. Insurance. Client agrees to provide before the commencement of this Agreement, and to keep in force and effect during the term thereof, for the benefit of Client and Provider, a policy of comprehensive liability insurance or a certificate evidencing the existence thereof, conforming to the requirements set forth on Exhibit A hereto.

18. Miscellaneous. This Agreement constitutes the entire agreement of the parties regarding the subject matter hereof, shall be governed and construed in accordance with the laws of the State of California, may not be assigned by Client without Providers prior written consent, may not be amended or modified except in writing signed by the party against which enforcement thereof is sought, and may be signed in two or more counterparts each of which shall constitute an original. THERE ARE NO AGREEMENTS, WARRANTIES OR REPRESENTATIONS, EXPRESS OR IMPLIED EITHER IN FACT OR BY OPERATION OF LAW, STATUTORY OR OTHERWISE, INCLUDING WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE OR USE WITH REGARD TO THE SERVICES OR THE NETWORK, EXCEPT THOSE EXPRESSLY SET FORTH HEREIN. PROVIDER MAKES NO WARRANTIES, EXPRESS OR IMPLIED WITH REGARD TO THE MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH REGARD TO ANY THIRD PARTY HARDWARE, SOFTWARE OR SERVICES THAT PROVIDER SUPPLIES OR LICENSES TO CLIENT IN CONNECTION WITH THE WEB SERVICES AND PROVIDER DISCLAIMS ANY AND ALL LIABILITY WITH RESPECT TO SUCH THIRD PARTY PRODUCTS. CLIENT AGREES THAT ITS USE OF SUCH PRODUCTS IS SUBJECT TO ALL


U.S. Net Solutions, Inc.       Page 6 Of 16           Super Site Hosting Service

APPLICABLE TERMS, CONDITIONS AND REQUIREMENTS OF SUCH THIRD PARTIES. In the event of any taking by eminent domain or damage by fire or other casualty to the leased premises or the Space, Client shall acquiesce and be bound by any action taken by or agreement entered into between Provider or its affiliates and the landlord or landlords with respect thereto. Client represents to Provider that it has not dealt with any broker in connection with the Space or the leased premises and that Client shall hold Provider harmless from and against any and all claims for brokerage commissions in connection therewith.




U.S. Net Solutions, Inc.      Page 7 Of 16            Super Site Hosting Service

                                   APPENDIX A

                            U.S. NET SOLUTIONS, INC.
                              ACCEPTABLE USE POLICY

Client may only use the Network Services and the Network only for its lawful and proper internal purposes. Resale of direct Network connectivity is prohibited. Transmission of any material (i) which is legally obscene, violates proprietary rights of third parties, impairs the privacy of communications or is otherwise unlawful, or (ii) which causes technical disturbances to the Network, or otherwise violates reasonable regulations of U.S. Net Solutions, Inc. (U.S. Net) or other providers with respect to the Network, is prohibited. Failure to comply with this Acceptable Use Policy and the following Unsolicited Commercial E-Mail policy may be cause for the immediate disconnection of Client by U.S. Net.

        Unsolicited Commercial E-Mail

        It is contrary to the Acceptable Use Policy of U.S. Net for a direct Client, or for an Internet Service Provider Client to permit any third party, to use any U.S. Net service, directly or indirectly, for the purpose of unsolicited mass transmissions or multiple or inappropriate postings in a manner which, in U.S. Net's sole judgment and discretion, is abusive, offensive, inappropriate or unacceptable. Without limitation, any of the following activities constitute a prohibited use of U.S. Net's services:

        1. Posting or transmitting one or more articles, advertisements or other materials (i) to 25 or more Usenet or other newsgroups, forums including Internet Relay Chat (IRC), electronic mail listings or other similar groups or lists (collectively, Sites), or (ii) to any one or more Sites if the materials are off -topic according to the charter or other owner published FAQ or description of the Site.

        2. Sending any unsolicited mass electronic mail message (i) to 25 or more electronic mail users, or (ii) to multiple electronic mail users in a manner which generates one or more complaints from such users.

        3. Falsifying user information provided to U.S. Net or to other users in connection with the use of a service provided by U.S. Net

        4. To engage in any of the aforementioned activities using the service of another Internet Service Provider, but relaying such activities through a U.S. Net account, or using U.S. Net as a maildrop, for responses.
****

Upon detecting any activity which U.S. Net determines to be in violation of this policy, U.S. Net may elect to take any one or more of the following steps:

        (i) Suspend or terminate without notice all or any portion of a service provided by it in the interest of preserving network integrity,



U.S. Net Solutions, Inc.        Page 8 Of 16         Super Site Hosting Service

        (ii) Provide its direct Client with twenty-four (24) hours notice of an activity, during which period the direct Client must explain, cease, remedy or correct the activity, whether the activity is being conducted by itself, Ks employees, its Clients or other third parties, to U.S. Net s satisfaction in its sole discretion;

        (ii) implement technical mechanisms where available to block or prevent multiple transmissions or postings using a U.S. Net service;

        (iv) Recover any and all costs incurred by U.S. Net in identifying, correcting or terminating prohibited activities under this Policy including the levying of cancellation or termination fees;

        (v) Pursue any and all other remedies which may be available to U.S. Net under law, equity, contract or tariff or under the customary practices and procedures of the Internet community; or

        (vi) Take any and all other actions which U.S. Net determines to be necessary or appropriate in connection with such prohibited activities.




U.S. Net Solutions, Inc.        Page 9 Of 16          Super Site Hosting Service

                                   EXHIBIT A

                         REMOTE HANDS - TERMS OF SERVICE

This addendum to the Web SuperSite Services Agreement ("Agreement") dated as of the __ day of, 19_ and between U.S. Net Solutions and the Client (the "Agreement"), when executed by the Client and U.S. Net Solutions for attachment to the Agreement, shall be and become a part of the Agreement. By execution of this Addendum the parties to the Agreement hereby acknowledge and agree to the following with respect to certain services to be provided by U.S. Net Solutions at the request of Client at the U.S. Net Solutions Premises:

1. Remote Hands - Services. Client has, pursuant to the Agreement located certain equipment in the U.S. Net Solutions Premises, and may from time to time request that U.S. Net Solutions perform certain basic services with respect to such equipment. Such services (herein referred to as 'Remote Hands Services') offer an opportunity for the Client to avoid dispatching field services personnel for certain basic on-site activity.

2. Levels of Service. Remote Hands Services include 3 levels of service, as follows:

        Remote Hands Level 1, provided at no additional cost, involves the most basic activities of an on-site technician, performed with 'eyes', 'ears" and 'fingers, but without involvement of tools, equipment, physical labor, keyboard or other data input. Examples of Level 1 service would include:

         - pushing a button
         - switching a toggle
         - setting a dip switch
         - power cycling (turning off and on) equipment
         - securing cabling to connections
         - observing, describing or reporting on indicator lights or display information on machines or consoles
         - basic observation and reporting on local environment in U.S. Net Solutions premises

        Remote Hands Level 2, provided for the fee(s) set forth in Section 4 hereof, involves all the services of Level 1, plus some configuration or running of certain basic operations pursuant to real-time instructions of Client. This level of service does not involve opening or moving equipment or any direct hardware or software interaction. Examples of Level 2 services would include:

         - running single, built in diagnostic equipment
         - typing commands on a keyboard console
         - changing of pre-labeled tapes
         - cable organization, ties or labeling
         - modifying basic cable layout, such as Ethernet or FDDI connections
         - re-labeling equipment



U.S. Net Solutions, Inc.         Page 10 Of 16       Super Site Hosting Service

        Remote Hands Level 3, provided for the fee(s) set forth in Section 4 hereof, involves all the services of Level 2, plus direct contact with equipment configuration, including hardware and software interaction, provided Client provides accurate, understandable real-time instructions. Examples of Level 3 services would include:

        - installation of previously received equipment in existing track space
        - replacing hardware components with spares or upgrades adding memory
        - upgrading drive capacity by installation of new or additional disk drives

U.S. Net Solutions shall, in its own reasonable discretion, determine the appropriate level of Remote Hands to which each service request falls.

        3. Client's Direction.

        4. Payment Options and Terms. Remote Hands Services may be purchased on a per hour basis as needed (hereinafter "On Demand"), or on a monthly contract basis.

        (a) On Demand: As of the date hereof, the per hour charge for Remote Hands Services On Demand are as follows:

Service Level I                   No additional charge
Service Level 2                   $190/hour
Service Level 3                   $250/hour

        For Level 2 and 3 charges there is a 1-hour minimum charge per request, with 15-minute increments thereafter.

        (b) Monthly Contract: Client may elect any of the following contract pricing options by written notice of to U.S. Net Solutions no later than the 15th of each calendar month. Upon such notice, Client's elected contract options will commence on the 1st of the immediately following month and shall thereafter remain in effect so long as Client continues to prepay the contract amount on a monthly basis:

Hours per Month            Service Level 2          Service Level 3
                           ---------------          ---------------
                           Total per Month          Total per Month
Up to 10 hrs/month         $1,250                            $1,500
Up to 25 hrs/month         $2,750                             3,375
Up to 50 hrs/month         $4,000                            $5,250

The monthly contract amount shall be non-refundable whether or not Client utilizes all of the contractual service hours during any month, and no service hours may be carried over to a subsequent month. In the event a Client requests service in excess of the monthly contract amount, Client will be billed for such excess hours at the Client's current contract rate. If the level of service (e.g. Levels 1, 2 or 3) requested by Client is higher than the level that Client has contracted for, the service will be billed at the applicable 'On Demand" rate.


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
        (c) Price Changes. The foregoing rates may be changed from time to time by U.S. Net Solutions notifying Client of such rate change at least 60 days prior to the effective date of the new rates.

        (d) Billing. Client will be billed for services rendered along with Client's monthly service invoice.

        5. Request Procedure. Client shall initiate a Remote Hands Service request by following the procedure set forth in the Configuration Review Form
(CRF) provided to Client, as such procedure may be modified by notice to Client by U.S. Net Solutions from time to time. Each service request requires a separate initiation by the Client, by fax, email or other writing if possible. Each request from a Client which has not elected a contract option shall require an original signed request from a previously authorized Client representative. In cases of emergency, a signed facsimile transmission service request followed by a signed original is acceptable. U.S. Net Solutions technicians will use reasonable efforts to respond to a Client request for Remote Hands Service by telephone or electronic communication within 30 minutes of receipt of the initial Client request. Technician will assign a Trouble Ticket and will use reasonable efforts to commence the rendering of the service within the time window specified below from the assignment of the Trouble Ticket.

 U.S. Net Solutions Premise:                        Service initiation within:
 San Diego, 5754 Pacific Center Blvd. #202          1 hour
 San Diego, 10225 Barnes Canyon A-204               1 hour
 Brea, One Pointe Drive Suite 100                   1 hour between 8:00 am - 5:00 pm
                                                    4 hours between 5:00 pm - 8:00  am


        6. No Warranty/Limitation on Damages. Licensee acknowledges that U.S. Net Solutions will provide Remote Hands Services under Clients specific direction. U.S. Net Solutions does not offer or provide (and hereby disclaims) any warranty with respect to Remote Hands Services. U.S. Net Solutions shall in no event be liable for any direct damages arising in connection with the performance of such services (unless such direct damages are due to willful misconduct on the part of U.S. Net Solutions or its employees or agents) nor for any indirect, consequential, incidental or special damages arising in connection with the performance of such services.

        7. Indemnity: Licensee agrees to defend, indemnify and hold harmless U.S. Net Solutions, its officers, directors, employees, agents, contractors, guests and workers from and against any and all claims, causes of action, damages, expenses and liability, including reasonable attorney's fees, sustained or incurred by U.S. Net Solutions in undertaking and providing the Remote Hands Services at the request of Client and pursuant to the Client's direction.

8. The Agreement is hereby ratified and confirmed, and shall continue in full force and effect in accordance with its terms, except as specifically modified herein.

The Addendum is hereby accepted, acknowledged, confirmed and agreed to as of this 22 day of February, 1999 by the undersigned parties to the Agreement.




U.S. Net Solutions, Inc.       Page 12 Of 16         Super Site Hosting Service

U.S. Net Solutions


By:
    -----------------------------------

Printed Name:
              -------------------------

Title:
       --------------------------------

CLIENT

By: /s/ DONALD E. CAMERON
    -----------------------------------

Printed Name: Donald E. Cameron
              -------------------------

Title: CEO
       --------------------------------

U.S. Net Solutions, Inc.         Page 13 Of 16        Super Site Hosting Service

U.S. NET CONFIGURATION REVIEW FORM (TO BE COMPLETED BY ACCOUNT EXECUTIVE)

-------------------------------------------------------------------------------
Client: Interactive Telesis

U.S. Net Solutions Project Manager:
                                   --------------------------------------------

DATE OF PROPOSED SERVICE INITIATION: Testing                Production 12/1/98
                                            ---------------           ---------

Service Location: SAN DIEGO-MAIN
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
SERVICE DESCRIPTION
(PLEASE USE THE FOLLOWING ELEMENTS TO DESCRIBE THE CONFIGURATION

BANDWIDTH REQUIREMENTS; 384 K

HARDWARE REQUIREMENTS: (Type, Model, Number of machines, Client provided, U.S. Net Solutions provided):



MAINTENANCE AND MONITORING REQUIREMENTS:
4 RACKS

RACK SPACE REQUIREMENTS:


REMOTE HANDS SERVICES REQUIREMENTS (FROM EXHIBIT A):

LEVEL 1: included
LEVEL 2:
LEVEL 3:

OTHER REQUIREMENTS:



--------------------------------------------------------------------------------
U.S. NET SOLUTIONS CONFIGURATION REVIEW FORM
CLIENT:  /s/ DONALD E. CAMERON
        ------------------------------------------------------------------------
U.S. NET SOLUTIONS PROJECT MANAGER:
                                   ---------------------------------------------



U.S. Net Solutions, Inc.         Page 14 Of 16        Super Site Hosting Service

Diagram of Configuration:

N/A








U.S. Net Solutions, Inc.         Page 15 Of 16        Super Site Hosting Service

U.S. NET CONFIGURATION REVIEW FORM

N/A

Client:____________________

U.S. Net Solutions Project Manager:__________________

TO BE COMPLETED BY ENGINEERING ONLY:

Service order - labor instructions                Hours



Part number and description                       Price per item




Service Order reviewed:

I HEREBY ACKNOWLEDGE THAT THE ABOVE SERVICE ORDER HAS BEEN REVIEWED BY ENGINEERING, AND NO TECHNICAL ISSUES HAVE BEEN IDENTIFIED.

X _____________________________ Date:

U.S. Net Solutions Engineering Dept.


H:sales/misc/coloc.doc


U.S. Net Solutions, Inc.         Page 16 Of 16        Super Site Hosting Service